Exhibit 99.1

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2020

INTRINSIX CORP. AND SUBSIDIARIES

Contents

December 31, 2020

Pages

Independent Auditor’s Report

To the Board of Directors and Stockholders of

Intrinsix Corp. and Subsidiaries:

We have audited the accompanying consolidated financial statements of Intrinsix Corp. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intrinsix Corp. and Subsidiaries as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Boston, Massachusetts

May 6, 2021

INTRINSIX CORP. AND SUBSIDIARIES

Consolidated Balance Sheet
December 31, 2020

Assets	2020

Current Assets:
Cash and cash equivalents	$3,660,638
Accounts receivable, net of allowance for doubtful accounts of approximately $221,000	2,731,778
Unbilled accounts receivable	457,482
Current portion of prepaid tool maintenance	3,176,222
Prepaid expenses and other current assets	210,992
Total current assets	10,237,112

Accounts Receivable, net of current portion	4,560

Convertible Notes Receivable	592,221

Deferred Tax Asset, net	144,000

Property and Equipment, net	88,086

Deposits	40,905

Total assets	$11,106,884

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$200,492
Deferred revenue	1,032,221
Accrued compensation and benefits	629,942
Other accrued expenses	300,571
Current portion of accrued tool maintenance	3,109,572
Income tax payable	216,594
Total current liabilities	5,489,392

Paycheck Protection Program Loan	1,406,250

Total liabilities	6,895,642

Stockholders' Equity:
Common stock, no par value; 70,000,000 shares authorized; 26,034,336 issued and outstanding	2,472,439
Due from stockholders	(82,163)
Additional paid-in capital	68,137
Retained earnings (accumulated deficit)	1,752,829
Total stockholders’ equity	4,211,242

Total liabilities and stockholders' equity	$11,106,884

The accompanying notes are in integral part of these consolidated statements.

INTRINSIX CORP. AND SUBSIDIARIES

Consolidated Statement of Income
For the Years Ended December 31, 2020

2020

Revenues	$21,722,130

Cost of Revenues	14,872,222

Gross profit	6,849,908

Operating Expenses:
Research and development	711,543
Selling, general and administrative	3,955,642

Total operating expenses	4,667,185

Income from operations	2,182,723

Other Income (Expense):
Interest income	33,855

Total other income (expense)	33,855

Income before provision for income taxes	2,216,578

Provision for Income Taxes	(249,258)

Net income	$1,967,320

The accompanying notes are in integral part of these consolidated statements.

INTRINSIX CORP. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Equity
For the Years Ended December 31, 2020

	Common Stock
					Retained
	Shares			Additional	Earnings
	Issued and		Due from	Paid-In	(Accumulated
	Outstanding	Amount	Stockholders	Capital	Deficit)	Total

Balance, December 31, 2019	26,006,336	2,469,639	(81,348)	61,750	(214,491)	2,235,550

Stock-based compensation	-	-	-	6,387	-	6,387

Options exercised	28,000	2,800	-	-	-	2,800

Accrued interest on stock purchase loans	-	-	(815)	-	-	(815)

Net income	-	-	-	-	1,967,320	1,967,320

Balance, December 31, 2020	26,034,336	$2,472,439	$(82,163)	$68,137	$1,752,829	$4,211,242

The accompanying notes are in integral part of these consolidated statements.

INTRINSIX CORP. AND SUBSIDIARIES

Consolidated Statement of Cash Flows
For the Years Ended December 31, 2020

2020
Cash Flows from Operating Activities:
Net income	$1,967,320
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	39,246
Loss on sale of property and equipment	-
(Recovery) provision for bad debt	118,698
Stock-based compensation	6,387
Deferred income taxes	(60,000)
Accrued interest on notes receivable due from stockholders	(815)
Changes in operating assets and liabilities:
Accounts receivable	(837,547)
Unbilled accounts receivable	(333,657)
Prepaid expenses and other assets	(64,433)
Deposits	-
Income tax payable	170,002
Accounts payable	29,137
Prepaid and accrued tooling, net	137,346
Deferred revenue	(540,615)
Accrued compensation and benefits and other accrued expenses	280,542

Net cash provided by (used in) operating activities	911,611

Cash Flows from Investing Activities:
Issuance of convertible note receivable	(212,740)
Purchase of property and equipment	(58,261)

Net cash used in investing activities	(271,001)

Cash Flows from Financing Activities:
Proceeds from Paycheck Protection Program Loan	1,406,250
Exercise of stock options	2,800

Net cash provided by financing activities	1,409,050

Net Change in Cash and Cash Equivalents	2,049,660

Cash and Cash Equivalents:
Beginning of year	1,610,978

End of year	$3,660,638

Supplemental Cash Flow Information:
Cash paid for income taxes	$139,256

Supplemental Disclosure of Non-Cash Investing Transaction:
Cost of disposed property and equipment	$25,002

The accompanying notes are in integral part of these consolidated statements.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

1.	OPERATIONS

Intrinsix Corp. and Subsidiaries (collectively, the Company), incorporated in 1985, are providers of advanced electronic design services to systems of original equipment manufacturers and semiconductor companies. The Company designs semiconductor devices, as well as the accompanying system-level hardware and software that comprise advanced electronic products.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting standards and principles (U.S. GAAP) established by the Financial Accounting Standards Board (FASB). References to U.S. GAAP in these notes are to the FASB Accounting Standards Codification (ASC).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Intrinsix Corp. and its wholly-owned subsidiaries, Intrinsix Federal Systems Corp. and Intrinsix Silicon Solutions Corp. All significant intercompany accounts and transactions have been eliminated.

Recently Adopted Accounting Pronouncement

In June 2018, the FASB issued an Accounting Standards Update (ASU) 2018-07 intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees. The Company adopted the provisions of ASU 2018-07, Improvements of Nonemployee Share-Based Payment Accounting, on January 1, 2020. This standard allowed for measurement of nonemployee awards within the scope of ASC 718, Compensation - Stock Compensation, to be measured at grant-date fair value. This standard did not have an impact on the Company’s stock-based compensation expense for the year ended December 31, 2020, as the Company had no outstanding options to non-employees.

Use of Estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue contains a single performance obligation, revenue is recognized over time as the services are rendered, provided that no significant obligations remain and collection of the receivable is considered probable. For time-and-materials contracts, the performance obligation is satisfied and revenue is recognized over time as the services are performed. Generally, contracts call for billings on a time-and-materials basis; however, in instances when a fixed-fee contract is signed, revenue is recognized over time, based on an input method of labor costs expended, relative to total expected labor costs to complete the contract.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

None of the fixed-fee contracts entered into by the Company require retainage or holdbacks of any portion of the agreed-upon fee. In the event that costs to complete a given contract would exceed the related revenues, a loss would be recognized for those excess costs when such a loss is determined to have occurred.

Contract Balances

The timing of revenue recognition, billings and cash collections, results in unbilled receivables (contract assets), customer advances and deposits and deferred revenue (contract liabilities) on the accompanying consolidated balance sheets. Amounts are billed as work progresses in accordance with agreed-upon contractual terms. Generally, the Company is able to receive certain billings in advance or deposits from customers before revenue is recognized, resulting in contract liabilities; these amounts are recorded as deferred revenue. The Company records billings that occur subsequent to revenue recognition as a contract asset that is presented as unbilled receivables.

The contract balances were as follows at December 31, 2020:

2020
Unbilled accounts receivable	$457,482
Deferred revenue	$1,032,221

Cost of Revenues

Cost of revenues consists primarily of personnel and material costs related to the provision of services.

Cost to Obtain Contracts

The Company incurs commission fees as a result of obtaining contracts. As a practical expedient, the Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. These costs are included in selling, general and administrative expenses in the accompanying consolidated statements of income.

Research and Development Expenses

Research and development costs associated with the development of proprietary products and design methodologies are expensed as incurred. The Company has developed proprietary software tools for use by its consultants. The Company incurred $711,543 of research and development costs in 2020.

Cash and Cash Equivalents

For the purpose of the consolidated statements of cash flows, management considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment and Depreciation

Property and equipment consist of leasehold improvements, computer equipment, software costs, and furniture and fixtures, and are stated at cost, net of accumulated depreciation and amortization.

Renewals and betterments are capitalized, while repairs and maintenance are expensed as they are incurred. Depreciation is computed using the straight-line method over the following estimated useful lives:

Computer equipment and software (in years)		3
Furniture and fixtures (in years)	7	-	10

Leasehold improvements are depreciated using the straight-line method over the lesser of the estimated life of the improvement or the remaining life of the lease.

Prepaid and Accrued Expenses – Tool Maintenance

The Company purchases large quantities of Electronic Design Automation tools (tools) in advance of its projects. These tools are used to perform design services and internal research and development. The Company charges customers for the tools at a premium. When purchased, the tools are recorded as both a prepaid asset and accrued expense, as the Company has both a future benefit of the tools and future expense and cash obligation. The accrued tools are reduced as the Company receives invoices for the installment. Long-term accrued expenses represent payment commitments to tool vendors in excess of one year. Long-term prepaid tool maintenance represents tools the Company expects to use for future contracts in excess of one year. The accrued and prepaid tools are presented gross on the accompanying consolidated balance sheets as they did not meet the criteria for offsetting in accordance with ASC 210-20, Balance Sheet – Offsetting, as there are no contractual rights that exist for offsetting.

The total costs of the tools are allocated across the Company’s contracts once deployed to a customer and amortized on a straight-line basis over the life of the contracts. Any billings in excess of revenue recognized are recorded to deferred revenue.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value of such assets may not be recoverable. If an indication of impairment is present, the Company compares the estimated undiscounted future cash flows to be generated by the asset to its carrying amount. Recoverability measurement and estimation of undiscounted cash flows are grouped at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If the undiscounted future cash flows are less than the carrying amount of the asset group, the Company records an impairment loss equal to the excess of the asset group’s carrying amount over its fair value. The fair value is determined based on valuation techniques, such as a comparison to fair values of similar assets or using a discounted cash flow analysis. There were no impairments recognized during the year ended December 31, 2020.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

The Company’s stock option plan allows for the grant of time-based stock options for a fixed number of shares of common stock to its employees, directors, and non-employee contractors, with an exercise price greater than or equal to the fair market value of its common stock at the date of the grant. The Company’s stock-based compensation arrangements vest either immediately or over periods of up to four years.

The Company also grants performance based stock options for a fixed number of shares of common stock to its directors and senior management, with an exercise price greater than or equal to the fair market value of its common stock at the date of the grant. These stock-based compensation arrangements vest based upon the occurrence of a specific milestone as outlined in the respective agreements.

Stock-based compensation to employees is measured at the grant date based upon the fair value of the award and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the grant). Upon adoption of ASU 2018-07 Improvements to Nonemployee Share-Based Payment Accounting is similarly measured and recognized. As noted previously, the Company has not granted options to non-employees.

The Company estimates the fair value of stock options using a Black-Scholes valuation model. Key inputs used to estimate the fair value of stock options include the estimated fair value of the underlying stock, the exercise price of the award, the expected option term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate, and the Company’s expected annual dividend yield. The Company believes that the valuation technique and approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of its stock options granted. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards.

Income Taxes

The Company accounts for income taxes according to the liability method. The differences between the consolidated financial statement amounts and the tax bases of assets and liabilities are determined annually. Deferred tax assets and liabilities are computed for those differences that will result in taxable or deductible amounts in future periods using currently enacted tax laws and rates that apply to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that will more-likely-than-not be realized. Income tax expense is the tax payable or refundable for the current period, plus or minus the change, during the period in deferred income tax assets and liabilities.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

The Company accounts for uncertainty in income taxes in accordance with ASC Topic 740, Income Taxes. This standard clarifies the accounting for uncertainty in tax positions and prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. Management of the Company has determined that there are no uncertain tax positions which qualify for either recognition or disclosure in the accompanying consolidated financial statements at December 31, 2020. The Company’s income tax returns are subject to examination by the appropriate taxing jurisdictions.

Accounts Receivable

Accounts receivable is recorded at the invoiced amount and is non-interest bearing. The Company generally grants uncollateralized credit terms to its customers and maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivables. Allowances are based on management’s judgment, which considers historical experience and specific knowledge of accounts where collectability may not be probable.

The Company makes provisions based on historical bad debt experience, a specific review of all significant outstanding invoices, and an assessment of general economic conditions. If the financial condition of a customer deteriorates, resulting in an impairment of its ability to make payments, additional allowances may be required. The allowance for doubtful accounts is $221,000 at December 31, 2020. A portion of accounts receivable is presented as long-term based on negotiated payment terms.

Investment in Non-Marketable Securities

During 2018, the Company formed Owl Autonomous Imaging, Inc. (OWL), a wholly-owned subsidiary. During 2019, OWL issued additional shares of common stock to its founders equal to 60% ownership in the subsidiary. As a result of the issuance of stock, Intrinsix Corp.’s ownership in OWL was reduced from 100% to 40%. This was treated as a deconsolidation of a subsidiary in accordance with ASC Topic Consolidation. The Company covered certain start-up and operating costs for OWL during 2020 and 2019, and has contributed financing to OWL, both of which resulted in related party notes receivable (see below). The Company retained an investment in OWL and accounts for the investment under the equity method. Under the equity method, the Company records its proportionate share of the net income and net loss of OWL. At December 31, 2020, the carrying value of the Company’s 40% investment in OWL is zero as OWL has had losses since inception.

Convertible Notes Receivable

Convertible notes receivable are stated at cost, less an allowance for amounts that may be uncollectable, based on the payors ability to meet their obligation. The balance at December 31, 2020, relates primarily to principal and interest on notes receivable from OWL. During 2020, the notes were reissued under two separate convertible note agreements which accrue interest at an annual rate of 7% and mature on July 31, 2021. The notes are convertible at a discount upon the occurrence of a future qualified financing as defined in the agreement. The amount due from OWL, including principal and accrued interest, totaled $490,884 as of December 31, 2020.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Convertible Notes Receivable (Continued)

In 2020, the Company entered into a convertible note receivable with a customer. The note accrues interest at 4% and matures at the earlier of twenty-four months or the customer’s next financing closing, at which the outstanding note receivable balance, including principal and accrued interest, will be automatically converted into common shares of the customer. In March 2021, the customer completed a financing closing through completion of its Initial Public Offering on the NASDAQ stock exchange. As a result, the full balance outstanding was converted into common stock of the customer in the amount 39,989 shares. The amount due from the customer related to this note, including principal and accrued interest, totaled $101,337 as of December 31, 2020.

Subsequent Events

Subsequent events were evaluated through May 6, 2021, which is the date the consolidated financial statements were available to be issued. See Notes 2, 6, 7, 12 and 14 for subsequent events which met the criteria for disclosure to the consolidated financial statements.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

2020
Computer equipment and software	$131,271
Leasehold improvements	17,795
Furniture and fixtures	1,147
150,213
Less - accumulated depreciation	62,127
$88,086

Depreciation expense for the year ended December 31, 2020, was $39,246.

4.	INCOME TAXES

The components of the income tax (benefit) expense for the year ended December 31, 2020, are as follows:

2020
Current:
Federal	$196,187
State	113,071
309,258

Deferred:
Federal	275,000
State	(15,000)
Change in valuation allowance	(320,000)
Total deferred	(60,000)

Total income tax expense	$249,258

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

4.	INCOME TAXES (Continued)

The Company’s deferred tax assets and liabilities consist of the following at December 31, 2020:

2020

Accrued expenses and other	$168,000
Federal and state research credits	162,000
State net operating losses	-
Depreciation	(24,000)

Total	306,000

Valuation allowance	(162,000)

Net deferred tax assets	$144,000

Utilization of the research credits may be subject to a substantial annual limitation or due to ownership change limitations that could occur in the future. Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. The deferred tax valuation allowance decreased by $320,000 for the year ended December 31, 2020, as a result of actual or planned usage of tax assets.

5.	CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains cash deposits with financial institutions that at times exceed applicable insurance limits. The Company reduces this risk by maintaining such deposits with high-quality financial institutions that management believes are creditworthy. With respect to accounts receivable, credit risk is mitigated by the Company’s ongoing credit evaluation of its customers’ financial condition.

Two customers accounted for approximately 55% of the Company’s revenues for the year ended December 31, 2020. Two customers accounted for approximately 73% of the Company’s accounts receivable as of December 31, 2020.

6.	LINE OF CREDIT

The Company has a line of credit agreement with a bank with borrowings not to exceed $1,000,000, as amended in December 2019. Balances outstanding under the note bear interest at 3.75% as of December 31, 2020. The line of credit is secured by the Company’s assets and expired on October 31, 2020. Subsequent to year end, in February 2021, the line of credit was retroactively extended from October 31, 2020 through October 31, 2021. As of December 31, 2020, no amounts were outstanding under this agreement.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

7.	PAYCHECK PROTECTION PROGRAM LOAN

The Company applied for and was awarded a forgivable loan of $1,406,250 from the Paycheck Protection Program (PPP) established by the Coronavirus Aid, Relief and Economic Security Act (CARES Act) through a bank.  The funds were used to pay certain payroll costs, including benefits, as well as rent and utilities during the covered period as defined in the CARES Act.  A portion of these funds may be forgiven, as defined in the agreement, at the end of the covered period and the remainder of the funds will be due over a two-year period with interest at 1%. Any repayment will be deferred until the Small Business Administration notifies the lender of the amount of the loan that will be forgiven, provided that the Company submits the application for forgiveness within ten months after the completion of the covered period. The balance of the note, if not forgiven, plus interest, will be due in equal monthly payments through the maturity date as defined by the bank.  There are no covenants with which to comply and the note is not secured by any collateral as of December 31, 2020. There was no accrued interest on the note payable as of December 31, 2020, as it would be immaterial to the overall financial statements.

Subsequent to year end, in April 2021, the Company applied for and was awarded full forgiveness of the loan, including the principal balance and accrued interest. The balance of the loan has been classified as a long-term liability in the accompanying balance sheet as of December 31, 2020.

8.	STOCKHOLDERS’ EQUITY

Common Stock

The holders of common stock are entitled to one vote for each share of common stock held and entitled to dividends, when and if declared by the Board.

9.	STOCK-BASED COMPENSATION

The Company has a stock plan (the “Plan”) that provides for the issuance of options to purchase shares of common stock to employees and non-employees. The Plan provides for the issuance of up to 5,000,000 shares of common stock as of December 31, 2020. The exercise price of the options is established by the Board and cannot be less than the estimated fair value of the common shares as of the grant date. The options vest over service periods ranging from two to four years and have a term not-to-exceed ten years. As of December 31, 2020, there were 2,018,815 shares available for future issuance under the Plan.

The weighted-average assumptions used in valuing the stock options granted during the year ended December 31, 2020, using the Black-Scholes option-pricing model and a discussion of the Company’s assumptions, are as follows:

	Time Based	Performance Based
Risk-free interest rate	0.63%	0.63%
Expected life of options (in years)	6.25	3.75
Dividend yield	-%	-%
Expected volatility	41%	41%

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

9.	STOCK-BASED COMPENSATION (Continued)

As there is not a public market for the Company’s common stock, the Company has determined the volatility for options granted based on a study of reported data for a guideline group of companies that issued options with substantially similar terms. The risk-free interest rate is based on a zero-coupon United States Treasury instrument with terms consistent with the expected life of the stock options. The Company has not paid, and does not anticipate paying, cash dividends on shares of common stock; therefore, the expected dividend yield is assumed to be zero. Forfeitures are accounted for when they occur.

The Company utilizes the simplified method for estimating the expected term, which is the period of time that the options granted are expected to remain outstanding.

In determining the exercise prices for options granted, the Board has considered the fair value of the common stock as of the measurement date. The fair value of the common stock has been determined by the Board after considering a broad range of factors, including the results of various valuation techniques, the illiquid nature of an investment in the Company’s common stock, the Company’s historical financial performance and financial position, the Company’s future prospects, and transactions of comparable companies.

A summary of options issued under the Plan is below:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (in Years)
Outstanding, December 31, 2019	1,651,772	0.11	8.00

Granted	1,255,500	0.15
Exercised	(28,000)	0.10
Forfeited	(8,000)	0.14

Outstanding, December 31, 2020	2,871,272	0.13	6.86

Exercisable at December 31, 2020	1,501,022	0.13	6.86

Vested and expected to vest at December 31, 2020	2,871,272	0.13	6.86

The Company recorded stock-based compensation expense of $6,387 for the year ended December 31, 2020 which is included in selling, general and administrative expense in the accompanying consolidated statements of income. As of December 31, 2020 , there was approximately $55,703 unrecognized compensation cost related to non-vested share-based compensation arrangements.  This cost is expected to be recognized over a weighted-average period of 3.43 years.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

10.	RETIREMENT SAVINGS PLAN

The Company participates in a retirement savings plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) covering all employees. Under the provisions of the Plan, employees may contribute 1% to 100% of their compensation within certain limitations. The Company may make matching contributions equal to a discretionary percentage as determined by the Company, annually. Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company’s contribution portion of their accounts is based on years of continuous service. A participant is 100% vested after two years of credited service. During the year ended December 31, 2020, the Company did not contribute to the Plan.

11.	OPERATING LEASE

The Company leases its headquarters in Massachusetts under a non-cancelable operating lease that expires in 2022. This lease generally provides for renewal options and escalation increases, and the Company recognizes rent expense under such arrangements on a straight-line basis.

Future minimum payments under the lease agreement are as follows for the years ending December 31:

2021	$327,407
2022	110,451

Total	$437,858

Total rent expense was $312,293 for the year ended December 31, 2020.

12.	RELATED PARTY

The Company provides financings for employees to purchase stock or exercise stock options. In accordance with ASC 718-10, Stock Compensation, these loans are considered non-recourse as they are structured in a way that the loans are collateralized only by the stock purchased and accrue interest at a rate of 3% per annum. In accordance with the topic, these loans are classified as additional paid-in capital. Total outstanding loans collateralized by stock totaled $82,163 at December 31, 2020 and are included in additional paid-in capital in the accompanying consolidated statement of changes in stockholders’ equity and consolidated balance sheet.

The Company provides OWL convertible notes (see Note 2) for startup operating costs. The notes accrue interest at 6% per annum and mature in July 2021. At maturity, the notes have a convertible feature in which the outstanding principal balance and any accrued but unpaid interest will be converted into shares of financing securities. During 2020, the notes were reissued under two separate note agreements (see page 10). The amount due from OWL, including principal and accrued interest, totaled $490,884 as of December 31, 2020.

The Company also has trade receivables due from OWL. There was $2,719 outstanding from OWL as of December 31, 2020, which is included in accounts receivable in the accompanying consolidated balance sheet. The Company recognized revenue from OWL of $27,148 for the year ended December 31, 2020.

INTRINSIX CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

12.	RELATED PARTY (Continued)

The Company entered into a convertible note receivable with a customer in 2020 which converted into equity in March 2021 (see Note 2). Trade receivables outstanding from this customer were $175,435 December 31, 2020. Revenue recognized from this customer totaled $2,173,850 for the year ended December 31, 2020.

13.	COVID-19 CONTINGENCY

In March 2020, the COVID-19 pandemic emerged in the United States triggering widespread government mandated and voluntary business closures, which in turn led to substantial interruptions in financial markets, employment and the economy as a whole. Though the potential financial effects cannot be reasonably estimated at this time, these circumstances may have adverse effects on the Company, its operations and future financial statements.

Management of the Company is monitoring these events closely to assess the financial impact of the situation and determine appropriate courses of action. As of the date of this report, the Company is unable to accurately predict how COVID-19 will affect the results of its operations because the disease’s severity and the duration of the outbreak are uncertain.

14.	SUBSEQUENT EVENT

In March 2021, the Company executed a nonbinding letter of intent in which the Company is to be acquired through a reverse triangular merger with an initial purchase price of $33,000,000. The purchase price is subject to various adjustments for working capital as set forth in the agreement. The transaction has a target closing date in May 2021.